UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2014

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2014, Michael J. McConnell, the Chairman of the Board of Directors (the “Board”) of Spark Networks, Inc. (the “Company”), entered into an Executive Employment Agreement (the “Agreement”) with the Company, pursuant to which Mr. McConnell agreed to serve as Executive Chairman pending the Company’s retention of a full-time Chief Executive Officer. As Executive Chairman, in addition to continuing to serve as Chairman of the Board, he will bear responsibility for those duties as described in the Agreement.

Under the terms of the Agreement, in lieu of any cash payment for his service, Mr. McConnell was granted 30,000 shares of restricted stock pursuant to the Company’s 2007 Omnibus Incentive Plan upon execution of the Agreement, which will be fully vested on August 15, 2014. Additionally, he shall be granted additional shares of restricted stock as generally summarized below:

•	60,000 shares of restricted stock granted on August 15, 2014, which grant shall be adjusted on a pro rata basis upon the Board’s determination of Mr. McConnell’s achievement of certain corporate objectives, as determined in the sole discretion of the Board, at December 31, 2014, with such objectives identifying the number of shares to be awarded for each objective achieved (Mr. McConnell to be granted shares if the objectives are achieved unless he is earlier terminated for Cause or voluntarily resigns on or before December 31, 2014), the granted shares to vest fifty percent (50%) on December 31, 2015 and the balance on December 31, 2016.

•	35,000 shares of restricted stock granted on August 15, 2014, which shall vest fifty percent (50%) upon the one year anniversary of the Company’s employment of a new Chief Executive Officer, and the balance upon the two year anniversary of the Company’s employment of a new Chief Executive Officer, provided that (A) the CEO is employed within the term of the Agreement, (B) Mr. McConnell provides consultation, advice and training as provided in this Agreement, and (C) Mr. McConnell has not been terminated for Cause or voluntarily resigns on or before August 12, 2015.

•	Up to 25,000 shares of restricted stock upon the term of the Agreement, in the sole discretion of the Board.

The foregoing description of the Agreement is qualified in its entirety by reference to the Executive Employment Agreement, effective August 12, 2014, between the Company and Mr. McConnell, attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

During the past five years, Mr. McConnell has served on numerous boards of directors. From 2009 to 2012, he served as Chief Executive Officer and as a director of Collectors Universe, Inc., a NASDAQ-listed provider of third-party authentication and grading of high value collectibles. He also has served as a director of Vitacost.com, Inc., a NASDAQ-listed leading online retailer of health and wellness products, Redflex Holdings, Limited, an Australian Stock Exchange (“ASX”)-listed developer and manufacturer of digital photo enforcement solutions, PaperlinX Limited, an ASX-listed international merchant of paper, communication materials and diversified products and services, and MRV Communications, a worldwide supplier of communications equipment and services to carriers, governments and enterprise customers worldwide.

Mr. McConnell has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. McConnell was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which was filed on August 12, 2014 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Employment Agreement, effective August 12, 2014, between Spark Networks, Inc. and Michael J. McConnell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: August 15, 2014

	By:	/s/ Brett A. Zane
	Name:	Brett A. Zane
	Title:	Chief Financial Officer

Exhibit Index

10.1	Executive Employment Agreement, effective August 12, 2014, between Spark Networks, Inc. and Michael J. McConnell